EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 No. 2-79071; No. 2-43811; No. 2-56269; No. 2-61346; No. 2-64338; No. 2-67560; No. 2-72093; No. 2-88165; No. 2-90878; No. 2-97440; and No. 33-28143, relating to the Stock Option Plan (1971), the Stock Option Plan (1981), the Stock Option Plan (1988) and the Achievement Stock Award Plan of the Interpublic Group of Companies, Inc. (the “Company”); Registration Statements on Form S-8 No. 2-53544; No. 2-91564; No. 2-98324; No. 33-22008; No. 33-64062; and No. 33-61371, relating to the Employee Stock Purchase Plan (1975), the Employee Stock Purchase Plan (1985) and the Employee Stock Purchase Plan of the Company (1995); Registration Statements on Form S-8 No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of the Company; Registration Statements on Form S-8 No. 33-5352; No. 33-21605; No. 333-4747; and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan of the Company; Registration Statements on Form S-8 No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-28029 relating to The Interpublic Outside Directors’ Stock Incentive Plan of the Company; Registration Statement on Form S-8 No. 33-42675 relating to the 1997 Performance Incentive Plan of the Company; Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-59254 relating to the True North Communications Inc. Stock Option Plan and the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan; Registration Statement on Form S-3 No. 333-44512, relating to the public offering of 7 7/8% notes of the Company; Registration Statement on Form S-3 No. 333-53592 relating to the public offering of shares of the Company; Registration Statement on Form S-3 No. 333-84573 relating to the public offering of 1.87% Convertible Subordinated Notes of  the Company; Registration Statement on Form S-4 No. 333-74476 relating to the public offering of 7 ¼% Notes of the Company; Registration Statement on Form S-3 No. 333-41856 relating to the public offering of shares of the Company; Registration Statement on Form S-3 No. 333-82368 relating to the public offering of zero-coupon convertible senior notes of the Company; Registration Statement on Form S-8 No. 333-89896 relating to the 2002 Performance Incentive Plan of the Company; Registration Statement on Form S-3 No. 333-106255 relating to the public offering of 4.5% Convertible Senior Notes of the Company; and Registration Statement on Form S-3 No. 333-109384 relating to the public offering of common shares of the Company and shares of 5 3/8% Series A Mandatory Convertible Preferred Stock of the Company, of our report dated March 12, 2004, except Note 15, which is as of October 8, 2004, relating to the financial statements, which appears in this Form 8-K. We also consent to the incorporation by reference of our report dated March 12, 2004 relating to the Financial Statement Schedule II, Valuation and Qualifying Accounts, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York

November12, 2004